                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           MARKWEST HYDROCARBON, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                      84-1352233
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                      155 INVERNESS DRIVE WEST, SUITE 200,
                            ENGLEWOOD, CO 80112-5000
               (Address of principal executive offices) (Zip code)


              MARKWEST HYDROCARBON, INC. 1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)


                               GERALD A. TYWONIUK
                           MARKWEST HYDROCARBON, INC.
                      155 INVERNESS DRIVE WEST, SUITE 200,
                            ENGLEWOOD, CO 80112-5000
                     (Name and address of agent for service)


                                 (303) 290-8700
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
  Title of each class                             Proposed maximum       Proposed maximum
  of securities to be        Amount to be          offering price       aggregate offering          Amount of
      registered              registered            per Share (1)            price (1)          registration fee
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
     Common Stock
   ($.01 par value)             200,000                 $8.91               $1,781,300               $470.26
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended. The proposed maximum offering price is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq consolidated reporting system on May 17, 2000.

                           Incorporation by Reference

     The contents of the Registration Statement on Form S-8 filed by MarkWest Hydrocarbon, Inc. (the "Company") with the Commission on January 31, 1997 (Commission File No. 333-20833) are incorporated herein by reference pursuant to General Instruction E to Form S-8. The Company is hereby registering 200,000 additional shares. In 1997, shareholders approved the increase from 650,000 shares to 850,000 shares reserved for issuance under the 1996 Stock Incentive Plan. Until now, those additional 200,000 shares had not been registered.



Item 8.  EXHIBITS.

         4.1 Certificate of Incorporation of the Company, incorporated by reference to the Company's Registration Statement on Form S-1
                  (Registration No.333-09513) filed with the Commission.

         4.2 Bylaws of the Company, incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No.
                  333-09513) filed with the Commission.

         5.1      Opinion of Arnold & Porter.

         23.1     Consent of PricewaterhouseCoopers LLP.

         23.2     Consent of Arnold & Porter (included in Exhibit 5.1 above).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of May, 2000.

                       MARKWEST HYDROCARBON, INC.


                       By              /s/ Gerald A. Tywoniuk
                          ---------------------------------------------------
                          Gerald A. Tywoniuk
                          Chief Financial Officer and Vice President of Finance

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on May 18, 2000.


                               /s/ John M. Fox                    May 18, 2000
                ----------------------------------------------
                                 John M. Fox
                         President, Chief Executive
                             Officer and Director


                            /s/ Brian T. O'Neill                  May 18, 2000
                ----------------------------------------------
                              Brian T. O'Neill
                        Senior Vice President, Chief
                       Operating Officer and Director


                           /s/ Gerald A. Tywoniuk                 May 18, 2000
                ----------------------------------------------
                             Gerald A. Tywoniuk
                         Chief Financial Officer and
                          Vice President of Finance
                          (Principal Financial and
                             Accounting Officer)


                            /s/ Arthur J. Denney                  May 18, 2000
                ----------------------------------------------
                              Arthur J. Denney
                                  Director


                            /s/ Barry W. Spector                  May 18, 2000
                ----------------------------------------------
                              Barry W. Spector
                                  Director


                             /s/ Donald D. Wolf                   May 18, 2000
                ----------------------------------------------
                               Donald D. Wolf
                                  Director


                             /s/ Karen L. Rogers                  May 18, 2000
                ----------------------------------------------
                               Karen L. Rogers
                                  Director



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

                                  EXHIBIT INDEX

Exhibit No.    Name
-----------    ----
4.1            Certificate of Incorporation of the Company, incorporated by reference to the Company's Registration Statement on Form S-1
               (Registration No. 333-09513) filed with the Commission.

4.2            Bylaws of the Company, incorporated by reference to the Company's
               Registration Statement on Form S-1 (Registration No. 333-09513) filed with the Commission.

5.1            Opinion of Arnold & Porter.

23.1           Consent of PricewaterhouseCoopers LLP.

23.2           Consent of Arnold & Porter (included in Exhibit 5.1 above).






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